EXHIBIT 99.1

QC Holdings, Inc. Reports First Quarter Results

OVERLAND PARK, Kan., May 1, 2014 (GLOBE NEWSWIRE) -- QC Holdings, Inc. (Nasdaq:QCCO) reported income from continuing operations of $3.1 million and revenues of $37.4 million for the quarter ended March 31, 2014. For the three months ended March 31, 2013, income from continuing operations totaled $2.6 million and revenues were $36.7 million.

The three months ended March 31, 2014 and 2013 include discontinued operations relating to branches that were closed during each period. Schedules reconciling adjusted EBITDA to income from continuing operations for the three months ended March 31, 2014 and 2013 are provided below.

Revenues improved $700,000 quarter-to-quarter due to higher fees and interest from the company's longer-term, higher-dollar installment loan products, indicative of strong demand and migration of customers from single-pay loan products. This growth was substantially offset by a decline in payday loan revenues.

Operating expenses, exclusive of loan losses, increased $291,000 (to $16.3 million) during the three months ended March 31, 2014 versus prior year's first quarter. This increase was primarily attributable to higher marketing costs and bank-related charges, partially offset by reduced overall compensation.

Loan losses increased $1.2 million during first quarter 2014, totaling $7.7 million versus $6.5 million in prior year's first quarter. The loss ratio increased to 20.7% in first quarter 2014 versus 17.7% in last year's first quarter. The increase in the loss ratio reflects the ongoing seasoning of the company's higher-dollar installment loan products. Returned items as a percentage of revenues were higher (and the collection rate on returned items was lower) in the current year quarter than prior year.

Regional and corporate expenses totaled $6.9 million during the three months ended March 31, 2014, a $1.8 million decline from the $8.7 million in first quarter 2013. This decline reflects: i) $445,000 in severance and related costs in connection with a company restructuring during first quarter 2013, ii) reduced public affairs expenditures during first quarter 2014, and iii) lower overall compensation during first quarter 2014 resulting from the first quarter 2013 restructuring.

About QC Holdings, Inc.

Headquartered in Overland Park, Kansas, QC Holdings, Inc. is a leading provider of consumer loans in the United States and Canada. In the United States, QC offers various products, including payday, installment and title loans, check cashing, debit cards and money transfer services, through 430 branches in 23 states at March 31, 2014 (note, however, that the company has 32 branches scheduled to close in the second quarter of 2014). In Canada, the company, through its subsidiary Direct Credit Holdings Inc., is engaged in short-term, consumer Internet lending in various provinces. During fiscal 2013, the company advanced nearly $900 million to customers and reported total revenues of $152.0 million.

Forward Looking Statement Disclaimer: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the company's current expectations and are subject to a number of risks and uncertainties, which could cause actual results to differ materially from those forward-looking statements. These risks include (1) changes in laws or regulations or governmental interpretations of existing laws and regulations governing consumer protection or payday lending practices, (2) uncertainties relating to the interpretation, application and promulgation of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act, including the impact of future regulations proposed or adopted by the Consumer Financial Protection Bureau (CFPB), which was created by that Act, (3) ballot referendum initiatives by industry opponents to cap the rates and fees that can be charged to customers, (4) uncertainties related to the examination process by the CFPB and the potential for indirect rulemaking through the examination process, (5) litigation or regulatory action directed towards us or the payday loan industry, (6) volatility in our earnings, primarily as a result of fluctuations in loan loss experience and closures of branches, (7) risks associated with the leverage of the company, (8) negative media reports and public perception of the payday loan industry and the impact on federal and state legislatures and federal and state regulators, (9) changes in our key management personnel, (10) integration risks and costs associated with acquisitions, (11) risks associated with owning and managing non-U.S. businesses, and (12) the other risks detailed under Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission. QC will not update any forward-looking statements made in this press release to reflect future events or developments.

(Financial and Statistical Information Follows)

QC Holdings, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2013	2014
Revenues
Payday loan fees	$26,823	$24,614
Installment interest and fees	6,230	8,923
Other	3,617	3,833
Total revenues	36,670	37,370
Operating expenses
Salaries and benefits	8,442	8,046
Provision for losses	6,496	7,741
Occupancy	4,268	4,518
Depreciation and amortization	518	462
Other	2,813	3,306
Total operating expenses	22,537	24,073
Gross profit	14,133	13,297

Regional expenses	2,940	2,250
Corporate expenses	5,811	4,683
Depreciation and amortization	445	472
Interest expense	354	407
Other expense, net	190	243
Income from continuing operations before income taxes	4,393	5,242
Provision for income taxes	1,769	2,144
Income from continuing operations	2,624	3,098
Loss (gain) from discontinued operations, net of income tax	611	(355)
Net income	$2,013	$3,453

Earnings (loss) per share:
Basic
Continuing operations	$0.15	$0.18
Discontinued operations	(0.04)	0.02
Net income	$0.11	$0.20

Diluted
Continuing operations	$0.15	$0.18
Discontinued operations	(0.04)	0.02
Net income	$0.11	$0.20
Weighted average number of common shares outstanding:
Basic	17,330	17,441
Diluted	17,330	17,441

Non-GAAP Reconciliations
Adjusted EBITDA
(in thousands)
(Unaudited)

QC reports adjusted EBITDA (income from continuing operations before interest, taxes, depreciation, amortization, charges related to stock options and restricted stock awards, and non-cash gains or losses associated with property disposition) as a financial performance measure that is not defined by U.S. generally accepted accounting principles ("GAAP"). QC believes that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating and financial performance that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash charges to earnings. The quarter ended March 31, 2013 includes an additional adjustment to EBITDA related to severance and related costs in connection with a restructuring plan that the company undertook due to a decline in loan volumes over the past few years as a result of shifting customer demand, the sluggish economy, regulatory changes and increasing competition in the short-term credit industry. It is important to note that non-GAAP measures, such as adjusted EBITDA, should not be considered as alternative indicators of financial performance compared to net income or other financial statement data presented in the company's consolidated financial statements prepared pursuant to GAAP. Non-GAAP measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. The following table provides a reconciliation of income from continuing operations to adjusted EBITDA:

	Three Months Ended
	March 31,
	2013	2014

Income from continuing operations	$2,624	$3,098
Provision for income taxes	1,769	2,144
Depreciation and amortization	963	934
Interest expense	354	407
Non-cash losses	190	243
Stock option and restricted stock expense	484	166
Severance and related costs	477	--
Adjusted EBITDA	$6,861	$6,992

QC Holdings, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2013	2014
ASSETS		(Unaudited)
Current assets
Cash and cash equivalents	$12,685	$15,304
Restricted cash and other	1,076	951
Loans receivable, less allowance for losses of $8,272 at December 31, 2013 and $7,106 at March 31, 2014	57,349	45,677
Prepaid expenses and other current assets	6,723	5,532
Total current assets	77,833	67,464
Non-current loans receivable, less allowance for losses of $2,171 at December 31, 2013 and $1,954 at March 31, 2014	6,332	5,802
Property and equipment, net	10,330	10,168
Intangible assets, net	1,560	1,271
Other assets, net	12,049	12,086
Total assets	$108,104	$96,791

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$817	$1,072
Accrued expenses and other liabilities	7,770	9,380
Deferred revenue	3,669	2,617
Current portion of long-term debt	4,500	3,000
Revolving credit facility	16,300	2,600
Total current liabilities	33,056	18,669

Non-current liabilities	5,860	5,581

Long-term debt	3,282	3,314
Total liabilities	42,198	27,564

Commitments and contingencies
Stockholders' equity	65,906	69,227
Total liabilities and stockholders' equity	$108,104	$96,791

QC Holdings, Inc.
Selected Statistical and Operating Data
(in thousands, except Average Loan, Average Term and Average Fee)

	Three Months Ended March 31,
	2013	2014
	Unaudited	Unaudited
Operating Data – Short-term Loans:
Loan volume	$174,161	$161,501
Average loan (principal plus fee)	382	388
Average fee	59	60

Operating Data – Installment Loans:
Loan volume	$7,224	$8,340
Average loan (principal)	$685	$845
Average term (days)	222	249

Other Revenues:
Credit services fees	$1,611	$1,400
Check cashing fees	749	707
Open-end credit fees	316	1,054
Title loan fees	355	95
Other	586	577
Total	$3,617	$3,833

Loss Data:
Provision for losses, continuing operations:
Charged-off to expense	$16,000	$18,515
Recoveries	(8,441)	(8,675)
Adjustment to provision for losses based on evaluation of outstanding receivables	(1,063)	(2,099)
Total provision for losses	$6,496	$7,741

Provision for losses as a percentage of revenues	17.7%	20.7%
Provision for losses as a percentage of loan volume (all products)	3.4%	4.4%
CONTACT: Investor Relations Contact:
         Douglas E. Nickerson  (913-234-5154)
         Chief Financial Officer

         Media Contact:
         Tom Linafelt (913-234-5237)
         Director - Corporate Communications